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                                                                   EXHIBIT 10.37

                             MASTER LEASE AGREEMENT

MASTER LEASE AGREEMENT(the "Master Lease") dated March 4, 1998 by and between COMDISCO, INC. ("Lessor") and E-Loan, Inc. ("Lessee").

IN CONSIDERATION of the mutual agreements described below, the parties agree as follows (all capitalized terms are defined in Section 14.18):

1. PROPERTY LEASED.

Lessor leases to Lessee all of the Equipment described on each Summary Equipment Schedule. In the event of a conflict, the terms of the applicable Schedule prevail over this Master Lease.

2. TERM.

On the Commencement Date, Lessee will be deemed to accept the Equipment, will be bound to its rental obligations for each item of Equipment and the term of a Summary Equipment Schedule will begin and continue through the Initial Term and thereafter until terminated by either party upon prior written notice received during the Notice Period. No termination may be effective prior to the expiration of the Initial Term.

3. RENT AND PAYMENT.

Rent is due and payable in advance on the first day of each Rent Interval at the address specified in Lessor's invoice. Interim Rent is due and payable when invoiced. If any payment is not made when due, Lessee will pay a Late Charge on the overdue amount. Upon Lessee's execution of each Schedule, Lessee will pay Lessor the Advance specified on the Schedule. The Advance will be credited towards the final Rent payment if Lessee is not then in default. No interest will be paid on the Advance.

4. SELECTION; WARRANTY AND DISCLAIMER OF WARRANTIES.

4.1 SELECTION. Lessee acknowledges that it has selected the Equipment and disclaims any reliance upon statements made by the Lessor, other than as set forth in the Schedule.

4.2 WARRANTY AND DISCLAIMER OF WARRANTIES. Lessor warrants to Lessee that, so long as Lessee is not in default, Lessor will not disturb Lessee's quiet and peaceful possession, and unrestricted use of the Equipment. To the extent permitted by the manufacturer, Lessor assigns to Lessee during the term of the Summary Equipment Schedule any manufacturer's warranties for the Equipment. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A PARTICULAR PURPOSE. Lessor is not responsible for any liability, claim, loss, damage or expense of any kind (including strict liability in tort) caused by the Equipment except for any loss or damage caused by the willful misconduct or negligent acts of Lessor. In no event is Lessor responsible for special, incidental or consequential damages.

5. TITLE; RELOCATION OR SUBLEASE; AND ASSIGNMENT.

5.1 TITLE. Lessee holds the Equipment subject and subordinate to the rights of the Owner, Lessor, any Assignee and any Secured Party. Lessee authorizes Lessor, as Lessee's agent, and at Lessor's expense, to prepare, execute and file in Lessee's name precautionary Uniform Commercial Code financing statements showing the interest of the Owner, Lessor, and any Assignee or Secured Party in the Equipment and to insert serial numbers in Summary Equipment Schedules as appropriate. Lessee will, at its expense, keep the Equipment free and clear from any liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold the Owner, Lessor, any Assignee and Secured Party harmless from and against any loss caused by Lessee's failure to do so, except where such is caused by Lessor.

5.2 RELOCATION OR SUBLEASE. Upon prior written notice, Lessee may relocate Equipment to any location within the continental United States provided (i) the Equipment will not be used by an entity exempt from federal income tax, and (ii) all additional costs (including any administrative fees, additional taxes and insurance coverage) are reconciled and promptly paid by Lessee.

Lessee may sublease the Equipment upon the reasonable consent of the Lessor and the Secured Party. Such consent to sublease will be granted if: (i) Lessee meets the relocation requirements set out above, (ii) the sublease is expressly subject and subordinate to the terms of the Schedule, (iii) Lessee assigns its rights in the sublease to Lessor and the Secured Party as additional collateral and security, (iv) Lessee's obligation to maintain and insure the Equipment is not altered, (v) all financing statements required to continue the Secured Party's prior perfected security interest are filed, and (vi) Lessee executes sublease documents acceptable to Lessor.

No relocation or sublease will relieve Lessee from any of its obligations under this Master Lease and the relevant Schedule.

5.3 ASSIGNMENT BY LESSOR. The terms and conditions of each Schedule have been fixed by Lessor in order to permit Lessor to sell and/or assign or transfer its interest or grant a security interest in each Schedule and/or the Equipment to a Secured Party or Assignee. In that event, the term Lessor will mean the Assignee and any Secured Party. However, any assignment, sale, or other transfer by Lessor will not relieve Lessor of its obligations to Lessee and will not materially change Lessee's duties or materially increase the burdens or risks imposed on Lessee. The Lessee consents to and will acknowledge such assignments in a written notice given to Lessee. Lessee also agrees that:

(a) The Secured Party will be entitled to exercise all of Lessor's rights, but will not be obligated to perform any of the obligations of Lessor. The Secured Party will not disturb Lessee's quiet and peaceful possession and unrestricted use of the Equipment so long as Lessee is not in default and the Secured Party continues to receive all Rent payable under the Schedule; and

(b) Lessee will pay all Rent and all other amounts payable to the Secured Party, despite any defense or claim which it has against Lessor. Lessee reserves its right to have recourse directly against Lessor for any defense or claim;

(c) Subject to and without impairment of Lessee's leasehold rights in the Equipment, Lessee holds the Equipment for the Secured Party to the extent of the Secured Party's rights in that Equipment.

6. NET LEASE; TAXES AND FEES.

6.1 NET LEASE. Each Summary Equipment Schedule constitutes a net lease. Lessee's obligation to pay Rent and all other amounts due hereunder is absolute and unconditional and is not subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever.

6.2 TAXES AND FEES. Lessee will pay when due or reimburse Lessor for all taxes, fees or any other charges (together with any related interest or penalties not arising from the negligence of Lessor) accrued for or arising during the term of each Summary Equipment Schedule against Lessor, Lessee or the Equipment by any governmental authority (except only Federal, state, local and franchise taxes on the capital or the net income of Lessor). Lessor will file all personal property tax returns for the Equipment and pay all such property taxes due. Lessee will reimburse Lessor for property taxes within thirty (30) days of receipt of an invoice.

7. CARE, USE AND MAINTENANCE; INSPECTION BY LESSOR.

7.1 CARE, USE AND MAINTENANCE. Lessee will maintain the Equipment in good operating order and appearance, protect the Equipment from deterioration, other than normal wear and tear, and will not use the Equipment for any purpose other than that for which it was designed. If commercially available and considered common business practice for each item of Equipment, Lessee will maintain in force a standard maintenance contract with the manufacturer of the Equipment, or another party acceptable to Lessor, and will provide Lessor with a complete copy of that contract. If Lessee has the Equipment maintained by a party other than the manufacturer or self maintains, Lessee agrees to pay any costs necessary for the manufacturer to bring the Equipment to then current release, revision and engineering change levels, and to re-certify the Equipment as eligible for manufacturer's maintenance at the expiration of the lease term, provided re-certification is available and is required by Lessor. The lease term will continue upon the same terms and conditions until recertification has been obtained.

7.2 INSPECTION BY LESSOR. Upon reasonable advance notice, Lessee, during reasonable business hours and subject to Lessee's security requirements, will make the Equipment and its related log and maintenance records available to Lessor for inspection.

8. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby represents, warrants and covenants that with respect to the Master Lease and each Schedule executed hereunder:

(a) The Lessee is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business in each jurisdiction (including the jurisdiction where the Equipment is, or is to be, located) where its ownership or lease of property or the conduct of its business requires such qualification, except for where such lack of qualification would not have a material adverse effect on the Company's business; and has full corporate power and authority to hold property under the Master Lease and each Schedule and to enter into and perform its obligations under the Master Lease and each Schedule.

(b) The execution and delivery by the Lessee of the Master Lease and each Schedule and its performance thereunder have been duly authorized by all necessary corporate action on the part of the Lessee, and the Master Lease and each Schedule are not inconsistent with the Lessee's Articles of Incorporation or Bylaws, do not

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contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Master Lease and each Schedule constitute legal, valid and binding agreements of the Lessee, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law concerning equitable remedies.

(c) There are no actions, suits, proceedings or patent claims pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Lessee to perform its obligations under the Master Lease and each Schedule.

(d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

(e) The Lessee has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except the liabilities and obligations of the Lessee as set forth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been, in any case or in the aggregate, materially adverse to Lessee's ongoing business.

(f) To the best of the Lessee's knowledge, the Lessee owns, possesses, has access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operations of its business as now conducted, with no known infringement of, or conflict with, the rights of others.

(g) All material contracts, agreements and instruments to which the Lessee is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Lessee in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies.

9.        DELIVERY AND RETURN OF EQUIPMENT.

Lessee hereby assumes the full expense of transportation and in-transit insurance to Lessee's premises and installation thereat of the Equipment. Upon termination (by expiration or otherwise) of each Summary Equipment Schedule, Lessee shall, pursuant to Lessor's instructions and at Lessee's full expense (including, without limitation, expenses of transportation and in-transit insurance), return the Equipment to Lessor in the same operating order, repair, condition and appearance as when received, less normal depreciation and wear and tear. Lessee shall return the Equipment to Lessor at 6111 North River Road, Rosemont, Illinois 60018 or at such other address within the continental United States as directed by Lessor, provided, however, that Lessee's expense shall be limited to the cost of returning the Equipment to Lessor's address as set forth herein. During the period subsequent to receipt of a notice under Section 2, Lessor may demonstrate the Equipment's operation in place and Lessee will supply any of its personnel as may reasonably be required to assist in the demonstrations.

10. LABELING.

Upon request, Lessee will mark the Equipment indicating Lessor's interest with labels provided by Lessor. Lessee will keep all Equipment free from any other marking or labeling which might be interpreted as a claim of ownership.

11. INDEMNITY.

With regard to bodily injury and property damage liability only, Lessee will indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising out of the ownership (for strict liability in tort only), selection, possession, leasing, operation, control, use, maintenance, delivery, return or other disposition of the Equipment during the term of this Master Lease or until Lessee's obligations under the Master Lease terminate. However, Lessee is not responsible to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligent acts of such indemnified party. Lessee agrees to carry bodily injury and property damage liability insurance during the term of the Master Lease in amounts and against risks customarily insured against by the Lessee on equipment owned by it. Any amounts received by Lessor under that insurance will be credited against Lessee's obligations under this Section.

12. RISK OF LOSS.

Effective upon delivery and until the Equipment is returned, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment. Lessee will carry casualty insurance for each item of Equipment in an amount not less than the Casualty Value. All policies for such insurance will name the Lessor and any Secured Party as additional insured and as loss payee, and will provide for at least thirty (30) days prior written notice to the Lessor of cancellation or expiration, and will insure Lessor's interests regardless of any breach or violation by Lessee of any representation, warranty or condition contained in such policies and will be primary without right of contribution from any insurance effected by Lessor. Upon the execution of any Schedule, the Lessee will furnish appropriate evidence of such insurance acceptable to Lessor.

Lessee will promptly repair any damaged item of Equipment unless such Equipment has suffered a Casualty Loss. Within fifteen (15) days of a Casualty Loss, Lessee will provide written notice of that loss to Lessor and Lessee will, at Lessee's option, either (a) replace the item of Equipment with Like Equipment and marketable title to the Like Equipment will automatically vest in Lessor or
(b) pay the Casualty Value and after that payment and the payment of all other amounts due and owing with respect to that item of Equipment, Lessee's obligation to pay further Rent for the item of Equipment will cease.

13. DEFAULT, REMEDIES AND MITIGATION.

13.1 DEFAULT. The occurrence of any one or more of the following Events of Default constitutes a default under a Summary Equipment Schedule:

(a) Lessee's failure to pay Rent or other amounts payable by Lessee when due if that failure continues for five (5) business days after written notice; or

(b) Lessee's failure to perform any other term or condition of the Schedule or the material inaccuracy of any representation or warranty made by the Lessee in the Schedule or in any document or certificate furnished to the Lessor hereunder if that failure or inaccuracy continues for ten (10) business days after written notice; or

(c) An assignment by Lessee for the benefit of its creditors, the failure by Lessee to pay its debts when due, the insolvency of Lessee, the filing by Lessee or the filing against Lessee of any petition under any bankruptcy or insolvency law or for the appointment of a trustee or other officer with similar powers, the adjudication of Lessee as insolvent, the liquidation of Lessee, or the taking of any action for the purpose of the foregoing; or

(d) The occurrence of an Event of Default under any Schedule, Summary Equipment Schedule or other agreement between Lessee and Lessor or its Assignee or Secured Party.

13.2 REMEDIES. Upon the occurrence of any of the above Events of Default, Lessor, at its option, may:

(a) enforce Lessee's performance of the provisions of the applicable Schedule by appropriate court action in law or in equity;

(b) recover from Lessee any damages and or expenses, including Default Costs;

(c) with notice and demand, recover all sums due and accelerate and recover the present value of the remaining payment stream of all Rent due under the defaulted Schedule (discounted at the same rate of interest at which such defaulted Schedule was discounted with a Secured Party plus any prepayment fees charged to Lessor by the Secured Party or, if there is no Secured Party, then discounted at 6%) together with all Rent and other amounts currently due as liquidated damages and not as a penalty;

(d) with notice and process of law and in compliance with Lessee's security requirements, Lessor may enter on Lessee's premises to remove and repossess the Equipment without being liable to Lessee for damages due to the repossession, except those resulting from Lessor's, its assignees', agents' or representatives' negligence; and

(e) pursue any other remedy permitted by law or equity.

The above remedies, in Lessor's discretion and to the extent permitted by law, are cumulative and may be exercised successively or concurrently.

13.3 MITIGATION. Upon return of the Equipment pursuant to the terms of Section 13.2, Lessor will use its best efforts in accordance with its normal business procedures (and without obligation to give any priority to such Equipment) to mitigate Lessor's damages as described below. EXCEPT AS SET FORTH IN THIS SECTION, LESSEE HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO MITIGATE ITS DAMAGES OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES STATED HEREIN. Lessor may sell, lease or otherwise dispose of all or any part of the Equipment at a public or private sale for cash or credit with the privilege of purchasing the Equipment. The proceeds from any sale, lease or other disposition of the Equipment are defined as either:

(a) if sold or otherwise disposed of, the cash proceeds less the Fair Market Value of the Equipment at the expiration of the Initial Term less the Default Costs; or

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(b) if leased, the present value (discounted at three percent (3%) over the U.S.
Treasury Notes of comparable maturity to the term of the re-lease) of the rentals for a term not to exceed the Initial Term, less the Default Costs.

Any proceeds will be applied against liquidated damages and any other sums due to Lessor from Lessee. However, Lessee is liable to Lessor for, and Lessor may recover, the amount by which the proceeds are less than the liquidated damages and other sums due to Lessor from Lessee.

14. ADDITIONAL PROVISIONS.

14.1 BOARD ATTENDANCE. Upon invitation of Lessee, one representative of Lessor will have the right to attend Lessee's corporate Board of Directors meetings and Lessee will give Lessor reasonable notice in advance of any special Board of Directors meeting, which notice will provide an agenda of the subject matter to be discussed at such board meeting. Lessee will provide Lessor with a certified copy of the minutes of each Board of Directors meeting within thirty (30) days following the date of such meeting held during the term of this Master Lease.

14.2 FINANCIAL STATEMENTS. As soon as practicable at the end of each month (and in any event within thirty (30) days), Lessee will provide to Lessor the same information which Lessee provides to its Board of Directors, but which will include not less than a monthly income statement, balance sheet and statement of cash flows prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"). As soon as practicable at the end of each fiscal year, Lessee will provide to Lessor audited Financial Statements setting forth in comparative form the corresponding figures for the fiscal year (and in any event within ninety (90) days), and accompanied by an audit report and opinion of the independent certified public accountants selected by Lessee. Lessee will promptly furnish to Lessor any additional information (including, but not limited to, tax returns, income statements, balance sheets and names of principal creditors) as Lessor reasonably believes necessary to evaluate Lessee's continuing ability to meet financial obligations. After the effective date of the initial registration statement covering a public offering of Lessee's securities, the term "Financial Statements" will be deemed to refer to only those statements required by the Securities and Exchange Commission.

14.3 OBLIGATION TO LEASE ADDITIONAL EQUIPMENT. Upon notice to Lessee, Lessor will not be obligated to lease any Equipment which would have a Commencement Date after said notice if: (i) Lessee is in default under this Master Lease or any Schedule; (ii) Lessee is in default under any loan agreement, the result of which would allow the lender or any secured party to demand immediate payment of any material indebtedness; (iii) there is a material adverse change in Lessee's credit standing; or (iv) Lessor determines (in reasonable good faith) that Lessee will be unable to perform its obligations under this Master Lease or any Schedule.

14.4 MERGER AND SALE PROVISIONS. Lessee will notify Lessor of any proposed Merger at least sixty (60) days prior to the closing date. Lessor may, in its discretion, either (i) consent to the assignment of the Master Lease and all relevant Schedules to the successor entity, or (ii) terminate the Master Lease and all relevant Schedules. If Lessor elects to consent to the assignment, Lessee and its successor will sign the assignment documentation provided by Lessor. If Lessor elects to terminate the Master Lease and all relevant Schedules, then Lessee will pay Lessor all amounts then due and owing and a termination fee equal to the present value (discounted at 6%) of the remaining Rent for the balance of the Initial Term(s) of all Schedules, and will return the Equipment in accordance with Section 9. Lessor hereby consents to any Merger in which the acquiring entity has a Moody's Bond Rating of BA3 or better or a commercially acceptable equivalent measure of creditworthiness as reasonably determined by Lessor.

14.5 ENTIRE AGREEMENT. This Master Lease and associated Schedules and Summary Equipment Schedules supersede all other oral or written agreements or understandings between the parties concerning the Equipment including, for example, purchase orders. ANY AMENDMENT OF THIS MASTER LEASE OR A SCHEDULE, MAY ONLY BE ACCOMPLISHED BY A WRITING SIGNED BY THE PARTY AGAINST WHOM THE AMENDMENT IS SOUGHT TO BE ENFORCED.

14.6 NO WAIVER. No action taken by Lessor or Lessee will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Master Lease or a Schedule. The waiver by Lessor or Lessee of a breach of any provision of this Master Lease or a Schedule will not operate or be construed as a waiver of any subsequent breach.

14.7 BINDING NATURE. Each Schedule is binding upon, and inures to the benefit of Lessor and its assigns. LESSEE MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS.

14.8 SURVIVAL OF OBLIGATIONS. All agreements, obligations including, but not limited to those arising under Section 6.2, representations and warranties contained in this Master Lease, any Schedule, Summary Equipment Schedule or in any document delivered in connection with those agreements are for the benefit of Lessor and any Assignee or Secured Party and survive the execution, delivery, expiration or termination of this Master Lease.

14.9 NOTICES. Any notice, request or other communication to either party by the other will be given in writing and deemed received upon the earlier of (1) actual receipt or (3) three days after mailing if mailed postage prepaid by regular or airmail to Lessor (to the attention of "the Comdisco Venture Group") or Lessee, at the address set out in the Schedule, (3) one day after it is sent by courier or (4) on the same day as sent via facsimile transmission, provided that the original is sent by personal delivery or mail by the sending party.

14.10 APPLICABLE LAW. THIS MASTER LEASE HAS BEEN, AND EACH SCHEDULE WILL HAVE BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF ILLINOIS AND WILL BE GOVERNED AND CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS. NO RIGHTS OR REMEDIES REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE WILL BE CONFERRED ON LESSEE UNLESS EXPRESSLY GRANTED IN THIS MASTER LEASE OR A SCHEDULE.

14.11 SEVERABILITY. If any one or more of the provisions of this Master Lease or any Schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and any such Schedule will be unimpaired, and the invalid, illegal or unenforceable provision replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the parties.

14.12 COUNTERPARTS. This Master Lease and any Schedule may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. If Lessor grants a security interest in all or any part of a Schedule, the Equipment or sums payable thereunder, only that counterpart Schedule marked "Secured Party's Original" can transfer Lessor's rights and all other counterparts will be marked "Duplicate."

14.13 LICENSED PRODUCTS. Lessee will obtain no title to Licensed Products which will at all times remain the property of the owner of the Licensed Products. A license from the owner may be required and it is Lessee's responsibility to obtain any required license before the use of the Licensed Products. Lessee agrees to treat the Licensed Products as confidential information of the owner, to observe all copyright restrictions, and not to reproduce or sell the Licensed Products.

14.14 SECRETARY'S CERTIFICATE. Lessee will, upon execution of this Master Lease, provide Lessor with a secretary's certificate of incumbency and authority. Upon the execution of each Schedule with a purchase price in excess of $1,000,000, Lessee will provide Lessor with an opinion from Lessee's counsel in a form acceptable to Lessor regarding the representations and warranties in Section 8.

14.15 ELECTRONIC COMMUNICATIONS. Each of the parties may communicate with the other by electronic means under mutually agreeable terms.

14.16 LANDLORD/MORTGAGEE WAIVER. Lessee agrees to provide Lessor with a Landlord/Mortgagee Waiver with respect to the Equipment. Such waiver shall be in a form satisfactory to Lessor.

14.17 EQUIPMENT PROCUREMENT CHARGES/PROGRESS PAYMENTS. Lessee hereby agrees that Lessor shall not, by virtue of its entering into this Master Lease, be required to remit any payments to any manufacturer or other third party until Lessee accepts the Equipment subject to this Master Lease.

14.18 DEFINITIONS.

ADVANCE - means the amount due to Lessor by Lessee upon Lessee's execution of each Schedule.

ASSIGNEE - means an entity to whom Lessor has sold or assigned its rights as owner and Lessor of Equipment.

CASUALTY LOSS - means the irreparable loss or destruction of Equipment.

CASUALTY VALUE - means the greater of the aggregate Rent remaining to be paid for the balance of the lease term or the Fair Market Value of the Equipment immediately prior to the Casualty Loss. However, if a Casualty Value Table is attached to the relevant Schedule its terms will control.

COMMENCEMENT DATE - is defined in each Schedule.

DEFAULT COSTS - means reasonable attorney's fees and remarketing costs resulting from a Lessee default or Lessor's enforcement of its remedies.

DELIVERY DATE - means date of delivery of Inventory Equipment to Lessee's address.

EQUIPMENT - means the property described on a Summary Equipment Schedule and any replacement for that property required or permitted by this Master Lease or a Schedule.

EVENT OF DEFAULT - means the events described in Subsection 13.1.

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FAIR MARKET VALUE - means the aggregate amount which would be obtainable in an arm's-length transaction between an informed and willing buyer/user and an informed and willing seller under no compulsion to sell.

INITIAL TERM - means the period of time beginning on the first day of the first full Rent Interval following the Commencement Date for all items of Equipment and continuing for the number of Rent Intervals indicated on a Schedule.

INTERIM RENT - means the pro-rata portion of Rent due for the period from the Commencement Date through but not including the first day of the first full Rent Interval included in the Initial Term.

LATE CHARGE - means the lesser of five percent (5%) of the payment due or the maximum amount permitted by the law of the state where the Equipment is located.

LICENSED PRODUCTS - means any software or other licensed products attached to the Equipment.

LIKE EQUIPMENT - means replacement Equipment which is lien free and of the same model, type, configuration and manufacture as Equipment.

MERGER - means any consolidation or merger of the Lessee with or into any other corporation or entity, any sale or conveyance of all or substantially all of the assets or stock of the Lessee by or to any other person or entity in which Lessee is not the surviving entity.

NOTICE PERIOD - means not less than ninety (90) days nor more than twelve (12) months prior to the expiration of the lease term.

OWNER - means the owner of Equipment.

RENT - means the rent Lessee will pay for each item of Equipment expressed in a Summary Equipment Schedule either as a specific amount or an amount equal to the amount which Lessor pays for an item of Equipment multiplied by a lease rate factor plus all other amounts due to Lessor under this Master Lease or a Schedule.

RENT INTERVAL - means a full calendar month or quarter as indicated on a Schedule.

SCHEDULE - means either an Equipment Schedule or a Licensed Products Schedule which incorporates all of the terms and conditions of this Master Lease.

SECURED PARTY - means an entity to whom Lessor has granted a security interest for the purpose of securing a loan.

SUMMARY EQUIPMENT SCHEDULE - means a certificate provided by Lessor summarizing all of the Equipment for which Lessor has received Lessee approved vendor invoices, purchase documents and/or evidence of delivery during a calendar quarter which will incorporate all of the terms and conditions of the related Schedule and this Master Lease and will constitute a separate lease for the equipment leased thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Master Lease on or as of the day and year first above written.


E-LOAN, INC.                                      COMDISCO, INC.,
as Lessee                                         as Lessor


By: /s/ Chris Larsen                              By: /s/ Illegible
   --------------------------------                  ---------------------------
Title:  President                                 Title:  President, Comdisco
      -----------------------------                       Ventures Division
                                                        ------------------------

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                                ADDENDUM TO THE
                MASTER LEASE AGREEMENT DATED AS OF MARCH 4, 1998
                        BETWEEN E-LOAN, INC., AS LESSEE
                         AND COMDISCO, INC., AS LESSOR

     The undersigned hereby agree that the terms and conditions of the above-referenced Master Lease Agreement are hereby modified and amended as follows:

     1) SECTION 4.2  "WARRANTY AND DISCLAIMER OF WARRANTIES."

        First Sentence, line 2, delete the words "Lessee is not in default" and insert "no Event of Default has occurred and is continuing, neither Lessor nor any person or entity claiming by or through Lessor".

     2) SECTION 5.1  "TITLE."

        Delete the first sentence in its entirety and replace with: "Lessee shall have no right, title or interest in the Equipment except as set forth in this Master Lease or in any Schedule."

        Third Sentence, line 3, after the words "caused by Lessor", insert "or parties claiming by or through Lessor".

     3) SECTION 5.3  "ASSIGNMENT BY LESSOR."

        In Paragraph (a), second sentence, lines 3 and 4, delete the words "Lessee is not in default and the Secured Party continues to receive all Rent payable under the Schedule." and replace with "no Event of Default has occurred and is continuing".

        In Paragraph (b), insert the following clause at the beginning thereof:
        "Upon written notice from Lessor,".

     4) SECTION 6.1  "NET LEASE."

        At the end of second sentence insert the following, ";provided, however, that Lessee's ability to bring suit against Lessor for breach of this Master Lease shall not be affected by this Section 6.1.".

     5) SECTION 6.2  "TAXES AND FEES."

        First Sentence, line 3 delete "accrued for or arising" and replace with "attributable to periods".

6)   SECTION 7.1 "CARE, USE AND MAINTENANCE; INSPECTION BY LESSOR."

     Delete the fourth sentence in its entirety and replace with: "With Lessor's prior written consent, Lessee may have the Equipment maintained by a party other than the manufacturer. Lessor approves Lessee as such maintenance contractor.".

7)   SECTION 8. "REPRESENTATIONS AND WARRANTIES OF LESSEE."

     Paragraph (f) insert the following at the end thereof: ", except where the failure to do so would not reasonably be expected to have a material adverse effect.".

8)   SECTION 9. "DELIVERY AND RETURN OF EQUIPMENT."

     Second sentence, line 3, after the words "to Lessor's" insert the word "reasonable".

     Fourth sentence, line 1, after the words "under Section 2" insert ", subject to Lessee's security requirements,".

     Insert the following sentence at the end of Section 9: "All such demonstrations will be conducted in such manner as to minimize any interference with Lessee's operations.".

9)   SECTION 11. "INDEMNITY."

     Second sentence, in line 3, after the words "negligent acts" insert "or willful conduct.".

10)  SECTION 13.1 "DEFAULT."

     Paragraph (c), insert the following at the end thereof: "(and any such involuntary event has not been dismissed or vacated within 30 days)".

11)  SECTION 13.2 "REMEDIES."

     Paragraph (c), line 5, delete "6%" and insert "U.S. Treasury Notes of comparable maturity to the remaining term of the defaulted Schedule".

12)  SECTION 13.3 "MITIGATION"

     Paragraph (b), lines 2 and 3, delete "3 percent (3%) over the U.S. Treasury Notes of comparable maturity to the term of" and insert, "the same interest rate implicit in".

13)   14.1., "BOARD ATTENDANCE"

      Delete this section in its entirety.

14)   14.2., "FINANCIAL STATEMENTS"

      In the first sentence, delete the phrase "the same information which Lessee provides to its Board of Directors, but which will include not less than" and change the words "month" and "monthly" to "quarter" and "quarterly".

      At the end of the second sentence, insert the phrase "if required by the Lessee's Board of Directors".

15)   SECTION 14.3  "OBLIGATION TO LEASE ADDITIONAL EQUIPMENT."

      In line 3, delete "Lessee is in default" and replace with "an Event of Default has occurred or is continuing".

      In line 6 after the words "material indebtedness" insert "for borrowed money in an amount in excess of $75,000".

16)   SECTION 14.4 "MERGER AND SALE PROVISIONS."

      In line 2, delete "sixty (60)" and replace with "ten (10)".

      In the fourth sentence, change "6%" to "7%".

17)   SECTION 14.6 "NO WAIVER."

      First sentence, insert the following at the beginning thereof: "Except for a written waiver,".

18)   SECTION 14.7 "BINDING NATURE."

      Second sentence, insert the following at the end thereof: "EXCEPT IN ACCORDANCE WITH SECTION 14.4.".

19)   SECTION 14.9  "NOTICES."

      Line 3, delete "three (3)" and insert "five (5)"; delete "postage prepaid by regular or air mail" and insert "certified mail, return receipt requested".

20)  SECTION 14.13 "LICENSED PRODUCTS."

     After the first sentence insert: "To the extent that Lessor, by reason of its ownership of the Equipment, holds any license to a Licensed Product, Lessor shall obtain the right for Lessee to use any such Licensed Product for the duration of the lease term.".

     Third sentence, line 2, after the word "owner" insert "of such Licensed Product".

21)  SECTION 14.18 "DEFINITIONS."

     "Delivery Date" revise the word "Inventory" to read "inventory".

     "Like Equipment" delete the words "of the same model, type, configuration, and manufacture as Equipment." and replace with "of the same manufacture and of a type, model and feature configuration having a capability and value equal to or greater than the Equipment being replaced.".

Except as amended hereby, all other terms and conditions of the Master Lease Agreement remain in full force and effect.

E-LOAN, INC.                                  COMDISCO, INC.
as Lessee                                     as Lessor

By: /s/ Chris Larsen                           By: /s/ Illegible
   ------------------------------                 ---------------------------
Title:  President                              Title:  President, Comdisco
      ---------------------------                      Ventures Division
Date:   3/1/98                                       ------------------------
     ----------------------------              Date:  March 6, 1998
                                                    -------------------------

                             EQUIPMENT SCHEDULE VL-1
                            DATED AS OF MARCH 4, 1998
                            TO MASTER LEASE AGREEMENT
                 DATED AS OF MARCH 4, 1998 (THE "MASTER LEASE")


LESSEE:  E-LOAN, INC.                             LESSOR:  COMDISCO, INC.

ADMIN. CONTACT/PHONE NO.:                         ADDRESS FOR ALL NOTICES:
Controller                                        6111 North River Road
Phone: (650) 617-0400                             Rosemont, Illinois 60018
Fax: (650) 617-0410                               Attn.: Venture Group

Address for Notices:
540 University Av.  Suite 150
Palo Alto, CA  94301


Central Billing Location:                         Rent Interval:   Monthly
same as above


Attn.:

Lessee Reference No.:
       (24 digits maximum)

Location of Equipment:                            Initial Term:   48 months
540 University Av.  Suite 150                     (Number of Rent Intervals)
Palo Alto, CA  94301

6200 Village Parkway, Suite 102
Dublin, CA  95468                                 Lease Rate Factor:
                                                  Months 1-6:    0%
                                                  Months 7-48:   2.771%
Exodus Communications
2650 San Tomas Expressway
Santa Clara, CA  95051

EQUIPMENT (as defined below):                     Advance:       $18,011.50


Equipment specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period March 4, 1998 through March 4, 1999 ("Equipment Delivery Period"), for which Lessor receives vendor invoices approved for payment, up to an aggregate purchase price of $650,000.00 ("Commitment Amount"); excluding custom use equipment, leasehold improvements, installation costs and delivery costs, rolling stock, special tooling, "stand-alone" software, application software bundled into computer hardware, hand held items, molds and fungible items.

1.       EQUIPMENT PURCHASE

         This Schedule contemplates Lessor's acquisition of Equipment for lease to Lessee, either by one of the first three categories listed below or by providing Lessee with Equipment from the fourth category, in an aggregate value up to the Commitment Amount referred to on the face of this Schedule. If the Equipment acquired is of category (i), (ii) , (iii) below, the effectiveness of this Schedule as it relates to those items of Equipment is contingent upon Lessee's acknowledgment at the time Lessor acquires the Equipment that Lessee has either received or approved the relevant purchase documentation between vendor and Lessor for that Equipment.

         (i) NEW ON-ORDER EQUIPMENT. Lessor will purchase new Equipment which is obtained from a vendor by Lessee for its use subject to Lessor's prior approval of the Equipment, which approval shall not be unreasonably withheld.

         (ii) SALE-LEASEBACK EQUIPMENT. Any in-place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for inclusion under this Lease (the "Sale-Leaseback Transaction"). Any request for a Sale-Leaseback Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no later than April 4, 1998 *. Lessor will not perform a Sale-Leaseback Transaction for any request or accompanying Equipment ownership documents which arrive after the date marked above by an asterisk (*). Further, any sale-leaseback Equipment will be placed on lease subject to:
                  (1) Lessor prior approval of the Equipment; and (2) if approved, at Lessor's actual net appraised Equipment value pursuant to the schedule below:

                  ORIGINAL EQUIPMENT INVOICE         PERCENT OF ORIGINAL MANUFACTURER'S
                             DATE                    NET EQUIPMENT COST PAID BY LESSOR
                  --------------------------         ----------------------------------
                  Between 12/04/97 and 3/4/98 (90 days)             100%
                  Between 10/04/97 and 12/03/97 (60 days)            80%
                  Between 7/05/97 and 10/03/97(90 days)              70%

Lessee represents that it has paid all California sales tax due on the cost of that portion of Equipment to be installed in California and agrees to provide evidence of such payment to Lessor, if specifically requested. As a result of the election, Lessor agrees that it will not invoice Lessee for use tax on the monthly rental rate. Lessee understands that this is an irrevocable election to measure the tax by the Equipment cost and cannot be changed except prior to installation of the Equipment.

         (iii) USED ON-ORDER EQUIPMENT. Lessor will purchase used Equipment which is obtained from a third party by Lessee for its use subject to Lessor's prior approval of the Equipment , which approval shall not be unreasonably withheld, and at Lessor's appraised value for such used Equipment.

         (iv) 800 NUMBER EQUIPMENT. Upon Lessee's use of Comdisco's 1-800 Direct Service, Lessor will purchase new or used Equipment from a third party or Lessor will supply new or used Equipment from its inventory for use by Lessee at rates provided by Lessor.

2.       COMMENCEMENT DATE

         The Commencement Date for each item of new on-order or used on-order Equipment will be the install date as confirmed in writing by Lessee as set forth on the vendor invoice of which a facsimile transmission will constitute an original document. The Commencement Date for sale-leaseback Equipment shall be the date Lessor tenders the purchase price. The Commencement Date for 800 Number Equipment shall be fifteen (15) days from the ship date, such ship date to be set forth on the vendor invoice or if unavailable on the vendor invoice the ship date will be determined by Lessor upon other supporting shipping documentation. Lessor will summarize all approved invoices, purchase documentation and evidence of delivery, as applicable, received in the same calendar quarter into a Summary Equipment Schedule in the form attached to this Schedule as Exhibit 1, and the Initial Term will begin the first day of the calendar quarter thereafter. Each Summary Equipment Schedule will contain the Equipment location, description, serial number(s) and cost and will incorporate the terms and conditions of the Master Lease and this Schedule and will constitute a separate lease.

3.       OPTION TO EXTEND

         So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than ninety (90) days prior to the expiration of the Initial Term of a Summary Equipment Schedule, Lessee will have the right to extend the Initial Term of such Summary Equipment Schedule for a period of one (1) year. In such event, the rent to be paid during said extended period shall be mutually agreed upon and if the parties cannot mutually agree, then the Summary Equipment Schedule shall continue in full force and effect pursuant to the existing terms and conditions until terminated in accordance with its terms. The Summary Equipment Schedule will continue in effect following said extended period until terminated by either party upon not less than ninety (90) days prior written notice, which notice shall be effective as of the date of receipt.

4.       PURCHASE OPTION

         So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than ninety (90) days prior to the expiration of the Initial Term or the extended term of the applicable Summary Equipment Schedule, Lessee will have the option at the expiration of the Initial Term of the Summary Equipment Schedule to purchase all, but not less than all, of the Equipment listed therein for a purchase price not to exceed 15% of the Equipment cost and upon terms and conditions to be mutually agreed upon by the parties following Lessee's written notice, plus any taxes applicable at time of purchase. Said purchase price shall be paid to Lessor no later than the expiration date of the Initial Term or extended term. Title to the Equipment shall automatically pass to Lessee upon payment in full of the purchase price but, in no event, earlier than the expiration of the fixed Initial Term or extended term, if applicable. If the parties are unable to agree on the purchase price or the terms and conditions with respect to said purchase, then the Summary Equipment Schedule with respect to this Equipment shall remain in full force and effect. Notwithstanding the exercise by Lessee of this option and payment of the purchase price, until all obligations under the applicable Summary Equipment Schedule have been fulfilled, it is agreed and understood that Lessor shall retain a purchase money security interest in the Equipment listed therein and the Summary Equipment Schedule shall constitute a Security Agreement under the Uniform Commercial Code of the state in which the Equipment is located.

         In the event Lessee gives less than 90 days notice as required in
Section 3 and Section 4, any Rent due after the expiration of the Initial Term of the Summary Equipment Schedule or extended term shall be at the Lease Rate Factor based on an amount equal to 15% of the Summary Equipment Schedule cost.

5.       TECHNOLOGY EXCHANGE OPTION

         If Lessee is not in default, and there is no material adverse change in Lessee's credit, on or after the expiration of the 12th month of any Summary Equipment Schedule, Lessee shall have the option to replace any of the Equipment subject to such summary Equipment Schedule with new technology equipment ("New Technology Equipment") utilizing the following guidelines:

A. Equipment being replaced with New Technology Equipment shall have an aggregate original cost equal to or greater than $20,000 and be comprised of full configurations of equipment.

B. This technology Exchange Option shall be limited to a maximum in the aggregate of fifty percent (50%) of the original equipment cost and shall not apply to software.

C. The cost of the New Technology Equipment must be equal to or greater than the original equipment cost of the replaced equipment, but in no event shall exceed 150% of the original equipment cost.

D. The remaining lease payments applicable to the equipment being replaced by the New Technology Equipment will be discounted to present value at 7%.

The wholesale market value of the equipment being replaced will be established by Comdisco based upon then current market conditions. Upon the return of the replaced equipment, the wholesale price will be deducted from the present value of the remaining rentals and the differential will be added to the cost of the New Technology Equipment in calculating the new rental. The lease for the New Technology Equipment will contain terms and conditions substantially similar to those for the replaced equipment and will have an Initial Term not less than the balance of the remaining Initial Term for the replaced equipment.

6.       SPECIAL TERMS

         The terms and conditions of the Lease as they pertain to this Schedule are hereby modified and amended as follows:


Master Lease: This Schedule is issued pursuant to the Lease identified on page 1 of this Schedule. All of the terms and conditions of the Lease are incorporated in and made a part of this Schedule as if they were expressly set forth in this Schedule. The parties hereby reaffirm all of the terms and conditions of the Lease (including, without limitation, the representations and warranties set forth in Section 8) except as modified herein by this Schedule. This Schedule may not be amended or rescinded except by a writing signed by both parties.

   E-LOAN, INC.                                   COMDISCO, INC.
   AS LESSEE                                      AS LESSOR


By: /s/ Chris Larsen                              By: /s/ Illegible
   --------------------------------                  ---------------------------
Title:  President                                 Title:  President, Comdisco
      -----------------------------                       Ventures Division
Date:   3/1/98                                          ------------------------
     ------------------------------               Date:
                                                       -------------------------

                                    EXHIBIT 1

                           SUMMARY EQUIPMENT SCHEDULE


         This Summary Equipment Schedule dated XXXX is executed pursuant to Equipment Schedule No. X to the Master Lease Agreement dated XXXX between Comdisco, Inc. ("Lessor") and XXXX ("Lessee"). All of the terms, conditions, representations and warranties of the Master Lease Agreement and Equipment Schedule No. X are incorporated herein and made a part hereof, and this Summary Equipment Schedule constitutes a Schedule for the Equipment on the attached invoices.



1.       For Period Beginning:                    And Ending:



2.       Initial Term Starts on:                  Initial Term:
                                                  (Number of Rent Intervals)


3.       Total Summary Equipment Cost:



4.       Lease Rate Factor:



5.       Rent:



6.       Acceptance Doc Type:

                             EQUIPMENT SCHEDULE VL-2
                            DATED AS OF MARCH 4, 1998
                            TO MASTER LEASE AGREEMENT
                 DATED AS OF MARCH 4, 1998 (THE "MASTER LEASE")


LESSEE:  E-LOAN, INC.                             LESSOR:  COMDISCO, INC.

ADMIN. CONTACT/PHONE NO.:                         ADDRESS FOR ALL NOTICES:
Controller                                        6111 North River Road
Phone: (650) 617-0400                             Rosemont, Illinois 60018
Fax: (650) 617-0410                               Attn.: Venture Group

Address for Notices:
540 University Av.  Suite 150
Palo Alto, CA  94301


Central Billing Location:                         Rent Interval: Monthly
same as above


Attn.:

Lessee Reference No.:
         (24 digits maximum)

Location of Equipment:                            Initial Term:  48 months
540 University Av.  Suite 150                     (Number of Rent Intervals)
Palo Alto, CA  94301

6200 Village Parkway, Suite 102
Dublin, CA  94568                                 Lease Rate Factor:
                                                       Months 1-6:    0%
Exodus Communications                                  Months 7-48:   2.771%
2650 San Tomas Expressway
Santa Clara, CA  95051

EQUIPMENT (as defined below):                     Advance:       $9,698.50


Software and tenant improvements specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period March 4, 1998 through March 4, 1999 ("Equipment Delivery Period") for which Lessor receives vendor invoices approved for payment, up to an aggregate purchase price of $350,000.00 ("Commitment Amount"); excluding custom use equipment, installation costs and delivery costs, rolling stock, special tooling, hand held items, molds and fungible items.

1.       EQUIPMENT PURCHASE

         This Schedule contemplates Lessor's acquisition of Equipment for lease to Lessee, either by one of the first three categories listed below or by providing Lessee with Equipment from the fourth category, in an aggregate value up to the Commitment Amount referred to on the face of this Schedule. If the Equipment acquired is of category (i), (ii) , (iii) below, the effectiveness of this Schedule as it relates to those items of Equipment is contingent upon Lessee's acknowledgment at the time Lessor acquires the Equipment that Lessee has either received or approved the relevant purchase documentation between vendor and Lessor for that Equipment.

         (i) NEW ON-ORDER EQUIPMENT. Lessor will purchase new Equipment which is obtained from a vendor by Lessee for its use subject to Lessor's prior approval of the Equipment, which approval shall not be unreasonably withheld.

         (ii) SALE-LEASEBACK EQUIPMENT. Any in-place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for inclusion under this Lease (the "Sale-Leaseback Transaction"). Any request for a Sale-Leaseback Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no later than April 4, 1998 *. Lessor will not perform a Sale-Leaseback Transaction for any request or accompanying Equipment ownership documents which arrive after the date marked above by an asterisk (*). Further, any sale-leaseback Equipment will be placed on lease subject to:
                  (1) Lessor prior approval of the Equipment; and (2) if approved, at Lessor's actual net appraised Equipment value pursuant to the schedule below:

                  ORIGINAL EQUIPMENT INVOICE         PERCENT OF ORIGINAL MANUFACTURER'S
                            DATE                      NET EQUIPMENT COST PAID BY LESSOR
                  --------------------------         ----------------------------------
                  Between 12/04/97 and 3/4/98 (90 days)              100%
                  Between 10/04/97 and 12/03/97 (60 days)             80%
                  Between 7/05/97 and 10/03/97(90 days)               70%

Lessee represents that it has paid all California sales tax due on the cost of that portion of Equipment to be installed in California and agrees to provide evidence of such payment to Lessor, if specifically requested. As a result of the election, Lessor agrees that it will not invoice Lessee for use tax on the monthly rental rate. Lessee understands that this is an irrevocable election to measure the tax by the Equipment cost and cannot be changed except prior to installation of the Equipment.

         (iii) USED ON-ORDER EQUIPMENT. Lessor will purchase used Equipment which is obtained from a third party by Lessee for its use subject to Lessor's prior approval of the Equipment, which approval shall not be unreasonably withheld, and at Lessor's appraised value for such used Equipment.

         (iv) 800 NUMBER EQUIPMENT. Upon Lessee's use of Comdisco's 1-800 Direct Service, Lessor will purchase new or used Equipment from a third party or Lessor will supply new or used Equipment from its inventory for use by Lessee at rates provided by Lessor.

2.       COMMENCEMENT DATE

         The Commencement Date for each item of new on-order or used on-order Equipment will be the install date as confirmed in writing by Lessee as set forth on the vendor invoice of which a facsimile transmission will constitute an original document. The Commencement Date for sale-leaseback Equipment shall be the date Lessor tenders the purchase price. The Commencement Date for 800 Number Equipment shall be fifteen (15) days from the ship date, such ship date to be set forth on the vendor invoice or if unavailable on the vendor invoice the ship date will be determined by Lessor upon other supporting shipping documentation. Lessor will summarize all approved invoices, purchase documentation and evidence of delivery, as applicable, received in the same calendar quarter into a Summary Equipment Schedule in the form attached to this Schedule as Exhibit 1, and the Initial Term will begin the first day of the calendar quarter thereafter. Each Summary Equipment Schedule will contain the Equipment location, description, serial number(s) and cost and will incorporate the terms and conditions of the Master Lease and this Schedule and will constitute a separate lease.

3.       MISCELLANEOUS

         In consideration of Lessor financing software and tenant improvements hereunder, Lessee agrees in addition to its last Monthly Rent Payment to remit to Lessor an amount equal to 15% of Lessor's aggregate cost of software and tenant improvements provided hereunder.

4.       SPECIAL TERMS

         The terms and conditions of the Lease as they pertain to this Schedule are hereby modified and amended as follows:

         (a)      Section 9, Delivery and Return of Equipment

         Delete second, third and fourth sentences in their entirety.

Master Lease: This Schedule is issued pursuant to the Lease identified on page 1 of this Schedule. All of the terms and conditions of the Lease are incorporated in and made a part of this Schedule as if they were expressly set forth in this Schedule. The parties hereby reaffirm all of the terms and conditions of the Lease (including, without limitation, the representations and warranties set forth in Section 8) except as modified herein by this Schedule. This Schedule may not be amended or rescinded except by a writing signed by both parties.

E-LOAN, INC.                                      COMDISCO, INC.
AS LESSEE                                         AS LESSOR


By: /s/ Chris Larsen                              By: /s/ Illegible
   --------------------------------                  ---------------------------
Title:  President                                 Title:  President, Comdisco
      -----------------------------                       Ventures Division
Date:   3/1/98                                          ------------------------
     ------------------------------               Date:  March 6, 1998
                                                       -------------------------

                                    EXHIBIT 1

                           SUMMARY EQUIPMENT SCHEDULE


         This Summary Equipment Schedule dated XXXX is executed pursuant to Equipment Schedule No. X to the Master Lease Agreement dated XXXX between Comdisco, Inc. ("Lessor") and XXXX ("Lessee"). All of the terms, conditions, representations and warranties of the Master Lease Agreement and Equipment Schedule No. X are incorporated herein and made a part hereof, and this Summary Equipment Schedule constitutes a Schedule for the Equipment on the attached invoices.



1.       For Period Beginning:                    And Ending:



2.       Initial Term Starts on:                  Initial Term:
                                                  (Number of Rent Intervals)


3.       Total Summary Equipment Cost:



4.       Lease Rate Factor:



5.       Rent:



6.       Acceptance Doc Type:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.


                                WARRANT AGREEMENT

              TO PURCHASE SHARES OF THE SERIES C PREFERRED STOCK OF

                                  E-LOAN, INC.

                DATED AS OF MARCH 4, 1998 (THE "EFFECTIVE DATE")


         WHEREAS, E-Loan, Inc., a California corporation (the "Company") has entered into a Master Lease Agreement dated as of March 4, 1998, Equipment Schedules No. VL-1 and VL-2 dated as of March 4, 1998, and related Summary Equipment Schedules (collectively, the "Leases") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

         WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Series C Preferred Stock;

         NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.       GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

         For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company that number of fully paid and assessable shares of the Company's Series C Preferred Stock ("Preferred Stock") equal to Thirty Thousand Dollars ($30,000.00) ("Aggregate Purchase Price") divided by the exercise price as set forth below ("Exercise Price").

         Notwithstanding the foregoing, the Exercise Price shall equal $2.00 per share if Company raises a round of equity financing of at least $1,000,000.00 (the "Next Round") or issues additional warrants within 120 days from the date hereof. In the event the Next Round or a warrant issuance does not occur within such 120 day period, the Exercise Price shall equal to the sum of $1.22852 per share (the "Last Round") plus the product of (a) the difference between the price per share of the Next Round and the Last Round, multiplied by (b) the fraction resulting from dividing (x) the number of days from the date of closing of the Last Round to the date of execution of the Leases, by (y) the number of days from the date of the closing of the Last Round to the date of closing of the Next Round; provided however, if the Next Round is not successfully completed within twenty-four (24) months of the date hereof, then the Exercise Price shall be equal to $1.22852 per share.

          The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

2.       TERM OF THE WARRANT AGREEMENT.

         Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) seven (7) years or (ii) three (3) years from the effective date of the Company's initial public offering, whichever is shorter.

3.       EXERCISE OF THE PURCHASE RIGHTS.

         The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of

Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one (21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

         The Exercise Price may be paid at the Warrantholder's election either
(i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

                           X = Y(A-B)
                               ------
                                 A

         Where:   X =      the number of shares of Preferred Stock to be issued
                           to the Warrantholder.

                           Y = the number of shares of Preferred Stock
                               requested to be exercised under this Warrant
                               Agreement.

                           A = the fair market value of one (1) share of
                               Preferred Stock.

                           B = the Exercise Price.

         For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

                  (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial "Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

                  (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

                                    (a) if traded on a securities exchange, the
                  fair market value shall be deemed to be the product of (x) the average of the closing prices over a twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

                                    (b) if actively traded over-the-counter, the
                  fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

                  (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the value received by the holders of the Company's Preferred Stock on a common equivalent basis pursuant to such merger or acquisition.

         Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.       RESERVATION OF SHARES.

         (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

         (b) Registration or Listing. If any shares of Preferred Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as amended ("1933 Act"), as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5.       NO FRACTIONAL SHARES OR SCRIP.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.       NO RIGHTS AS SHAREHOLDER.

         This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

7.       WARRANTHOLDER REGISTRY.

         The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.       ADJUSTMENT RIGHTS.

         The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

         (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of preferred stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible.

         (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

         (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

         (d) Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Company's stock outstanding (on an as-converted basis) immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding (on an as-converted basis) immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (e) Antidilution Rights. Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Company's Certificate of Incorporation, as amended through the Effective Date, a true and complete copy of which is attached hereto as Exhibit IV (the "Charter"). The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter. The Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred.

         (f) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an initial public offering; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:
(A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and
(C) in the case of a public offering, the Company shall give the Warrantholder at least twenty (20) days written notice prior to the effective date thereof.

         Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

         (g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         (a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

         (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

         (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

         (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

                  (i) The authorized capital of the Company consists of (A) 10,000,000 shares of Common Stock, of which 4,113,750 shares are issued and outstanding, and (B) 450,000 shares of Series A preferred stock, of which 428,635 shares are issued and outstanding and are convertible into 428,635 shares of Common Stock at $1.00 per share, 450,207 shares of Series B preferred stock, of which 430,207 shares are issued and outstanding and are convertible into 430,207 shares of Common Stock at $1.00 per share, 4,467,912 shares of Series C preferred stock, of which 4,061,738 shares are issued and outstanding and are convertible into 4,061,738 shares of Common Stock at $1.00 per share and 4,467,912 shares of Series C-1 preferred stock, of which no shares are issued and outstanding.

                  (ii) The Company has reserved (A) 890,000 shares of Common Stock for issuance under its Incentive/Nonqualified Stock Option Plan, under which 425,378 options are outstanding. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

                  (iii) In accordance with the Company's Articles of Incorporation, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

         (e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

         (f) Other Commitments to Register Securities. Except as set forth in this Warrant Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

         (g) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

         (h) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

10.      REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

         This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

         (a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

         (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

         (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

         (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to
Section 15(d), of the 1934 Act", or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

         (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

11.      REQUESTS FOR REGISTRATION

Warrantholder and Company agree that all shares of Preferred Stock subject to the Warrant Agreement shall have the same registration rights and be subject to the same terms and conditions with respect to the registration and sale of such stock as possessed by the Series C Shareholders as provided for in the Investor Rights Agreement dated December 19, 1997, by and among the Company and those certain Purchasers identified therein, attached hereto as Exhibit V.

12.       TRANSFERS.

         Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

13.      MISCELLANEOUS.

         (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

         (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

         (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California.

         (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, Attention: Venture Lease Administration, cc: Legal Department, Attention.: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847)518-5088) and (ii) to the Company at 540 University Av., Suite 150, Palo Alto, CA 94301, Attention:______ (and/or if by facsimile, (650) 617-0410) or at such other address as any such party may subsequently designate by written notice to the other party.

         (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

         (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

         (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

         (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

         (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (d), (f) and (g) of Section 9 above. If the purchase price for the Leases referenced in the preamble of this Warrant Agreement exceeds $1,000,000, the Company will also provide Warrantholder with an opinion from the Company's counsel with respect to those same representations, warranties and covenants. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                                            COMPANY: E-LOAN, INC.


                                            By: /s/ Chris Larsen
                                               --------------------------
                                            Title:  President
                                                  -----------------------


                                            WARRANTHOLDER: COMDISCO, INC.


                                            By: /s/ Illegible
                                               --------------------------
                                            Title:  President, Comdisco
                                                    Ventures Division
                                                  -----------------------

                                    EXHIBIT I

                               NOTICE OF EXERCISE


TO:      ____________________________

(1) The undersigned Warrantholder hereby elects to purchase _______ shares of the Series ____ Preferred Stock of _________________, pursuant to the terms of the Warrant Agreement dated the ______ day of ________________________, 19__ (the "Warrant Agreement") between
         _____________________________________ and the Warrantholder, and
         tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Series ____ Preferred Stock of ________________________________________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Series ____ Preferred Stock in the name of the undersigned or in such other name as is specified below.

_________________________________
(Name)

_________________________________
(Address)

WARRANTHOLDER:  COMDISCO, INC.

By:      _________________________

Title:   _________________________

Date:    _________________________

                                   EXHIBIT II

                           ACKNOWLEDGMENT OF EXERCISE



         The undersigned ____________________________________, hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase ____ shares of the Series ____ Preferred Stock of _________________, pursuant to the terms of the Warrant Agreement, and further acknowledges that ______ shares remain subject to purchase under the terms of the Warrant Agreement.



                                             COMPANY:


                                             By:      _________________________


                                             Title:   _________________________


                                             Date:    _________________________

                                   EXHIBIT III

                                 TRANSFER NOTICE


(TO TRANSFER OR ASSIGN THE FOREGOING WARRANT AGREEMENT EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO PURCHASE SHARES.)

         FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

___________________________________________________________________
(Please Print)

whose address is___________________________________________________

___________________________________________________________________


                           Dated:   ___________________________________


                           Holder's Signature:    _____________________


                           Holder's Address:      _____________________


                           ___________________________________________


Signature Guaranteed:      ____________________________________________


NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.


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